UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

Sierra Income Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland
0-54650	(State or other jurisdiction of incorporation)	45-2544432
(Commission File Number)		(I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East
New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 19, 2021, the Company’s Board of Directors (the “Board”) appointed Stephen R. Byers, a member of the Board since February 2012 and the Lead Independent Director of the Board since July 2019, as the Chairman of the Board, effective immediately. Mr. Byers was appointed in the place of Seth Taube, who previously served as both the Chairman of the Board and Chief Executive Officer of the Company. Mr. Taube will continue to serve as the Company’s Chief Executive Officer and as a member of the Board.

In addition, the Board appointed Matthew E. Forstenhausler, a member of the Board since March 2020, as the Chairman of the Audit Committee, effective immediately. Mr. Forstenhausler was appointed in the place of Mr. Byers, who previously served as the Chairman of the Audit Committee. Mr. Byers will continue to serve as a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2021		SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer